UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2026

Rivulet Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52390	98-0511932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, AZ 85260

(Address of Principal Executive Offices) (Zip Code)

(480) 704-4183

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RIVF	Expert Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b- 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2026, Walter Geldenhuys, Chief Executive Officer, Interim Chief Financial Officer and sole member of the Board of Directors of Rivulet Entertainment, Inc. (the “Company”), appointed Michael Witherill to the Board of Directors of the Company. Subsequent to such appointment, on April 9, 2026, Mr. Geldenhuys resigned from his senior officer positions and from the Board of Directors of the Company. Mr. Geldenhuys did not resign as a result of a disagreement with the Company.

As of the date of this report, the Company does not have a separate audit, nominating or compensation committee. As such, Mr. Witherill has not been appointed to any specific committees. Further, during the two years ended June 30, 2025, Mr. Witherill provided certain film production services to the Company. In consideration for the services provided, Mr. Witherill was paid $391,000, of which $86,000 was still outstanding as of the date of the filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2026

Rivulet Entertainment, Inc.

By:	/s/ Michael Witherill
Name:	Michael Witherill
Title:	Director